UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2014

KCAP Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 MADISON AVENUE
NEW YORK, NY 10017
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 455-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

KCAP Financial, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 5, 2014 (the “Annual Meeting”).  At the Annual Meeting, the Company submitted three proposals to the vote of the shareholders, which are described in detail in the Company’s proxy statement dated March 26, 2014.  As of March 12, 2014, the record date for the Annual Meeting, 33,340,607 shares of common stock were eligible to be voted, and 29,567,071of those shares were voted in person or by proxy at the Annual Meeting.

Proposal 1:  Election of Directors

The Company’s shareholders elected Albert G. Pastino, C. Michael Jacobi and Jay R. Bloom as Class II directors to each serve for a three year term, or until their successors are duly elected and qualified. The results of the vote were as follows:

Nominee	Total Votes For	Total Votes Withheld
Albert G. Pastino	11,077,572	397,377
C. Michael Jacobi	9,477,793	1,997,156
Jay R. Bloom	7,682,941	3,792,008

The other directors to serve after the Annual Meeting were as follows:

Class III Directors (terms expiring in 2015)	Class I Directors (terms expiring in 2016)
Christopher Lacovara	C. Turney Stevens
Dayl W. Pearson	John A. Ward, III
Dean C. Kehler

Proposal 2:  Advisory Vote on Executive Compensation

The compensation paid to the Company’s named executive officers was approved by a non-binding, advisory vote.  The results of the vote were as follows:

Total Votes For	Total Votes Against	Total Votes Abstained	Broker Non-Votes
10,151,634	1,002,227	321,008	18,092,122

Proposal 3:  Ratification of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  The results of the vote were as follows:

Total Votes For	Total Votes Against	Total Votes Abstained
28,863,880	429,597	273,594

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 7, 2014                                                         KCAP Financial, Inc.

By: /s/ Edward U. Gilpin
Name:  Edward U. Gilpin
Title:  Chief Financial Officer